                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /
--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              Ionics, Incorporated
                (Name of Registrant as Specified In Its Charter)

                              Ionics, Incorporated
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4) Proposed maximum aggregate value of transaction:

        5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        2) Form, Schedule or Registration Statement No.:

        3) Filing Party:

        4) Date Filed:
--------------------------------------------------------------------------------

                                    (LOGO)

                             IONICS, INCORPORATED

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 4, 1995


To the Stockholders of
  Ionics, Incorporated:

     Notice is hereby given that the Annual Meeting of Stockholders of Ionics, Incorporated (the "Corporation" or the "Company") will be held at the Conference Center, Second Floor, The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts, on Thursday, May 4, 1995 at 2:00 P.M. for the following purposes:

          1. To elect four Class III Directors of the Corporation, each to serve for a three-year term.

          2. To approve the Corporation's 1994 Restricted Stock Plan.

          3. To select an Auditor of the Corporation for the current fiscal year.

          4. To consider and act upon such other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 17, 1995 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting.

                                            By Order of the Board of Directors


                                            STEPHEN KORN, CLERK
                                            Ionics, Incorporated
                                            65 Grove Street
                                            Watertown, Massachusetts 02172

March 30, 1995

     WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, WILL YOU PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                              IONICS, INCORPORATED
                                65 GROVE STREET
                         WATERTOWN, MASSACHUSETTS 02172

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                                 MARCH 30, 1995

     The Notice of the 1995 Annual Meeting of Stockholders of the Corporation is set forth on the preceding page and there is enclosed with this Proxy Statement a form of Proxy solicited by the Board of Directors of the Corporation. The cost of this solicitation will be borne by the Corporation. In addition to solicitation by mail, certain of the officers and employees of the Corporation also may solicit Proxies personally or by telephone or telegram. This Proxy Statement is being first sent to stockholders on or about March 30, 1995. A copy of the Annual Report to Stockholders for the year 1994 (including audited financial statements of the Corporation) also accompanies this Proxy Statement.

     Only stockholders of record as of the close of business on March 17, 1995 are entitled to notice of and to vote at the 1995 Annual Meeting and/or any adjournment thereof. The outstanding stock of the Corporation on the record date entitled to vote consisted of 14,008,049 shares of common stock, $1 per share par value ("Common Stock"). All stockholdings and stock benefit plan data set forth in this Proxy Statement give effect to the 2-for-1 stock split by way of a 100% stock dividend distributed on January 6, 1995 to stockholders of record on December 14, 1994. The holders of the outstanding shares of Common Stock are entitled to one vote per share. All shares represented by valid Proxies received by the Clerk of the Corporation prior to the meeting will be voted as specified in the Proxy: if no specification is made and if discretionary authority is conferred by the stockholder, the shares will be voted for the election of each of the Board's nominees to the Board of Directors in proposal 1; for the approval of the 1994 Restricted Stock Plan in proposal 2; and for the selection of an auditor in proposal 3. A stockholder giving a Proxy has the power to revoke it at any time prior to its exercise by delivering to the Clerk of the Corporation a written revocation or a duly executed Proxy bearing a later date, or by attendance at the meeting and voting such shares in person.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker "non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, but not "non-votes," are counted for purposes of determining the number of shares voting on a particular matter submitted to the shareholders for a vote. Neither abstentions or "non-votes" are treated as having been voted for purposes of determining the approval of any such matter. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists as of March 17, 1995 the number of shares of the Corporation's Common Stock beneficially owned by stockholders known by the Corporation to own more than five percent of such Common Stock:

                                                               AMOUNT AND
                                                               NATURE OF
                      NAME AND ADDRESS OF                      BENEFICIAL       PERCENT OF
                        BENEFICIAL OWNER                       OWNERSHIP          CLASS
        ------------------------------------------------  --------------------  ----------
        Wellington Management Company                      1,125,220 shares(1)      8.0%
             75 State Street
             Boston, MA 02109
        Pilgrim Baxter & Associates                          814,000 shares(2)      5.8%
             1255 Drummers Lane, Suite 300
             Wayne, PA 19087-1590

---------------

(1) Includes shared voting power as to 787,920 shares and shared dispositive power as to all 1,125,220 shares. Wellington Management Company has no sole voting or sole dispositive power as to any of these shares.

(2) Includes shared voting power and sole dispositive power as to all 814,000 shares. Pilgrim Baxter & Associates has no sole voting power as to any of these shares.


     The following table sets forth as of March 17, 1995 the number of shares of Common Stock of the Corporation beneficially owned by all the Directors (including nominees), each of the executive officers named in the Summary Compensation Table on page 11 of this Proxy Statement, and all Directors and executive officers of the Company as a group (15 individuals). Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares.

                                                              AMOUNT AND NATURE        PERCENT OF
               NAME OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP       CLASS
-------------------------------------------------------    -----------------------     ----------
William L. Brown.......................................              8,000  (1)              *
Arnaud de Vitry d'Avaucourt............................            175,000  (2)            1.2%
Lawrence E. Fouraker...................................             15,400  (3)              *
Samuel A. Goldblith....................................             13,000  (4)              *
Arthur L. Goldstein....................................            518,834+ (5)            3.6%
Kachig Kachadurian.....................................            261,534+ (6)            1.8%
William E. Katz........................................            248,528+ (7)            1.8%
Robert B. Luick........................................             13,200  (8)              *
Carl S. Sloane.........................................                 --                  --
John J. Shields........................................             14,080  (9)              *
Mark S. Wrighton.......................................              2,000 (10)              *
Allen S. Wyett.........................................              8,000 (11)              *
Theodore G. Papastavros................................            122,602+(12)              *
Stephen Korn...........................................             42,894+(13)              *
Robert J. Halliday.....................................             50,292+(14)              *
All Directors and Executive Officers as a
  Group (15 individuals)...............................          1,493,364+(15)           10.0%

---------------

 * The number of shares owned beneficially at March 17, 1995 is less than 1% of the shares of Common Stock outstanding at that date.


[FN]
  + If certain of the options owned by these executive officers are exercised, certain of the shares would be subject to repurchase in varying amounts if the individual's employment with the Company were to be terminated before specified dates.

 (1) Includes 6,000 shares subject to options, as to which Mr. Brown has the right to acquire beneficial ownership.

 (2) Includes 13,000 shares subject to options, as to which Mr. de Vitry d'Avaucourt has the right to acquire beneficial ownership. The remaining 162,000 shares, as to which Mr. de Vitry d'Avaucourt shares dispositive power, are held by a financial institution in a fiduciary capacity for the benefit of Mr. de Vitry d'Avaucourt's wife. Such number excludes 341,926 shares held in a trust of which Mr. de Vitry d'Avaucourt's wife is the principal beneficial owner, and also excludes an additional 524,000 shares held in a separate trust, of which Mr. de Vitry d'Avaucourt is the principal indirect beneficiary. Mr. de Vitry d'Avaucourt disclaims beneficial ownership of such 865,926 shares.

 (3) Includes 9,000 shares subject to options, as to which Mr. Fouraker has the right to acquire beneficial ownership. Does not include 600 shares owned by members of Mr. Fouraker's immediate family, as to which Mr. Fouraker disclaims beneficial ownership.

 (4) Represents shares subject to options, as to which Mr. Goldblith has the right to acquire beneficial ownership.

 (5) Includes 302,000 shares subject to options, as to which Mr. Goldstein has the right to acquire beneficial ownership. Includes beneficial ownership of 10,812 shares (as of December 31, 1994) held in the Ionics Section 401(k) Plan for the account of Mr. Goldstein. Does not include 6,800 shares held by members of Mr. Goldstein's immediate family, as to which Mr. Goldstein disclaims beneficial ownership.

 (6) Includes 183,500 shares subject to options, as to which Mr. Kachadurian has the right to acquire beneficial ownership. Includes beneficial ownership of 4,752 shares (as of December 31, 1994) held in the Ionics Section 401(k) Plan for the account of Mr. Kachadurian. Includes 1,000 shares held by a member of his immediate family, as to which Mr. Kachadurian disclaims beneficial ownership.

 (7) Includes 133,126 shares subject to options, as to which Mr. Katz has the right to acquire beneficial ownership. Does not include 10,400 shares held by members of Mr. Katz's immediate family, as to which Mr. Katz disclaims beneficial ownership.

 (8) Includes 3,000 shares subject to options, as to which Mr. Luick has the right to acquire beneficial ownership. Does not include 740 shares held by members of Mr. Luick's immediate family, as to which Mr. Luick disclaims beneficial ownership.

 (9) Includes 11,000 shares subject to options, as to which Mr. Shields has the right to acquire beneficial ownership.

(10) Represents shares subject to options, as to which Mr. Wrighton has the right to acquire beneficial ownership.

(11) Includes 6,000 shares subject to options, as to which Mr. Wyett has the right to acquire beneficial ownership. Does not include 1,000 shares held by a member of Mr. Wyett's immediate family, as to which Mr. Wyett disclaims beneficial ownership.

(12) Includes 77,500 shares subject to options, as to which Mr. Papastavros has the right to acquire beneficial ownership. Includes beneficial ownership of 576 shares (as of December 31, 1994) in the Ionics Section 401(k) Plan for the account of Mr. Papastavros.

[FN]
(13) Includes 42,800 shares subject to options, as to which Mr. Korn has the right to acquire beneficial ownership. Includes beneficial ownership of 94 shares (as of December 31, 1994) in the Ionics Section 401(k) Plan for the account of Mr. Korn.

(14) Includes 50,000 shares subject to options, as to which Mr. Halliday has the right to acquire beneficial ownership. Includes beneficial ownership of 292 shares (as of December 31, 1994) in the Ionics Section 401(k) Plan for the account of Mr. Halliday.

(15) Assumes exercise of options held by the group for all 851,926 shares and that such shares are outstanding.

                     EXPLANATION OF AGENDA FOR THE MEETING

ITEM 1. ELECTION OF DIRECTORS.

     The Corporation has a Board of Directors consisting of four Class I Directors, four Class II Directors and four Class III Directors. The Class I, Class II and Class III Directors currently in office will serve until the annual meeting of stockholders to be held in 1996, 1997 and 1995, respectively, and until their respective successors are duly elected and qualified. On February 16, 1995, the Board of Directors voted to enlarge the number of Class I Directors to four, and elected Carl S. Sloane to fill the vacancy created by such expansion. At each annual meeting of stockholders, Directors are elected for a full term of three years to succeed those whose terms are expiring.

     It is the intention of the persons authorized by the enclosed Proxy, which is solicited by the Board of Directors, to nominate and elect the persons named in the table below as Class III Directors, all of whom currently serve on the Board. To be elected, each nominee must receive the affirmative vote of a plurality of the issued and outstanding shares of the Common Stock represented in person or by Proxy at the Annual Meeting and entitled to vote. The following table sets forth, for each nominee, his principal occupation since January 1, 1990 and present positions with the Corporation, period of past service as a Director, age on March 1, 1995, and directorships of other public companies (i.e., companies subject to the reporting requirements of the Securities Exchange Act of 1934 or registered as investment companies under the Investment Company Act):


                                    PRINCIPAL OCCUPATIONS
                                   (SINCE JANUARY 1, 1990),
                                    PRESENT POSITIONS WITH
                                       THE CORPORATION                          PERIOD OF
                                     AND DIRECTORSHIPS OF                     PAST SERVICE
    NAME AND AGE                    OTHER PUBLIC COMPANIES                    AS A DIRECTOR
    ------------                   ------------------------                   -------------
                  Directors whose Terms Expire in 1995 (Class III Directors)
William L. Brown         Retired Chairman of the Board, The First            May 1991 to date
(73)*#                   National Bank of Boston; Director, GC
                         Companies, Inc.; Stone and Webster,
                         Incorporated; Standex International
                         Corporation; and North American Mortgage
                         Company; Trustee, Bradley Real
                         Estate Trust

Robert B. Luick          Of Counsel, Sullivan & Worcester, Attorneys         1948 to 1968;
(83)                     (since 1992); prior to 1992, partner,               1971 to date
                         Sullivan & Worcester; Assistant Clerk of the
                         Corporation (since prior to 1990)

                                    PRINCIPAL OCCUPATIONS
                                   (SINCE JANUARY 1, 1990),
                                    PRESENT POSITIONS WITH
                                       THE CORPORATION                          PERIOD OF
                                     AND DIRECTORSHIPS OF                     PAST SERVICE
    NAME AND AGE                    OTHER PUBLIC COMPANIES                    AS A DIRECTOR
    ------------                    -----------------------                   -------------
John J. Shields          President and Chief Executive Officer,               1988 to date
(56)*#                   King's Point Holdings Incorporated
                         (diversified business information,
                         technology instrumentation and cranberry
                         cultivation); President and Chief Executive
                         Officer, Computervision Corporation (January
                         1991 - April 1993); Senior Vice President,
                         Digital Equipment Corporation
                         (1985 - 1989)

Allen S. Wyett           President, Wyett Consulting Group, Inc.          February 1992 to date
(61)*#                   (since 1990); Chief Executive Officer,
                         Robert Allen Fabrics, Inc.(1970-1990)

---------------

* Member of Audit Committee
# Member of Compensation Committee

     The following table sets forth similar information about the Class I and Class II Directors of the Company, whose terms of office do not expire at the 1995 Annual Meeting and who consequently are not nominees for election in 1995.

                                    PRINCIPAL OCCUPATIONS
                                   (SINCE JANUARY 1, 1990),
                                    PRESENT POSITIONS WITH                      PERIOD OF
                              THE CORPORATION AND DIRECTORSHIPS               PAST SERVICE
    NAME AND AGE                  OF OTHER PUBLIC COMPANIES                   AS A DIRECTOR
    ------------              ---------------------------------               -------------
                    Directors whose Terms Expire in 1996 (Class I Directors)
Lawrence E. Fouraker     Professor Emeritus, Harvard Business School,         1986 to date
(71)*#+                  and self-employed business advisor (since
                         prior to 1990); Director, Alcan Aluminium,
                         Ltd., General Electric Company, The New
                         England, Citicorp, and Enserch Corp.

Samuel A. Goldblith      Professor Emeritus, Massachusetts Institute          1980 to date
(75)*#+                  of Technology, and consultant since 1990;
                         Senior Advisor to the President,
                         Massachusetts Institute of Technology (1986
                         - 1990)

Arthur L. Goldstein      President and Chief Executive Officer of the         1971 to date
(59)+                    Company (since prior to 1990); Chairman of
                         the Board of the Company since May 1990;
                         Director, Unitrode Corporation

                                    PRINCIPAL OCCUPATIONS
                                   (SINCE JANUARY 1, 1990),
                                    PRESENT POSITIONS WITH                          PERIOD OF
                              THE CORPORATION AND DIRECTORSHIPS                   PAST SERVICE
    NAME AND AGE                  OF OTHER PUBLIC COMPANIES                       AS A DIRECTOR
    ------------              ---------------------------------                   -------------
Carl S. Sloane           Professor of Business Administration,                 February 1995 to date
(58)                     Harvard Business School (since 1991);
                         President and Chief Executive Officer,
                         Temple, Barker & Sloane/Strategic Planning
                         Associates, Inc. (1990-1991) (management
                         consulting firm); Director, Leaseway
                         Transportation Corp.

                   Directors whose Terms Expire in 1997 (Class II Directors)

Arnaud de Vitry          Engineering consultant; Chairman of the                   1964 to date
d'Avaucourt              Board, Eureka (SICAV), Paris, French
(68)*#                   investment firm (1985 - 1990); Director,
                         Digital Equipment Corporation and
                         Schlumberger Limited

Kachig Kachadurian       Executive Vice President of the Company                   1986 to date
(45)                     (since May 1994); previously Senior Vice
                         President and Vice President of the Company

William E. Katz          Executive Vice President of the Company                   1961 to date
(70)

Mark S. Wrighton         Provost and Professor of Chemistry,                   November 1993 to date
(45)*#                   Massachusetts Institute of Technology;
                         Director, Helix Technology Corp. and OIS
                         Optical Imaging Systems, Inc.
---------------

* Member of Audit Committee
# Member of Compensation Committee
+ Member of Executive Committee

     Mr. Luick is of counsel of the law firm of Sullivan & Worcester, which provides legal services to the Corporation from time to time.

     In addition to the Executive Committee of the Board of Directors, which did not meet during the year, the Corporation has an Audit Committee, of which Mr. de Vitry d'Avaucourt is Chairman, and a Compensation Committee, of which Mr. Fouraker is Chairman. There is no standing nominating committee of the Board. The Audit Committee meets with management and with the Corporation's independent auditors at least once a year to review financial results and procedures, internal financial controls, audit plans and recommendations. The Compensation Committee reviews and establishes the remuneration to be paid to the executive officers of the Corporation, reviews the remuneration to be paid other officers, and acts as the administrator of the Corporation's stock option and restricted stock plans.

     During 1994, the Board of Directors held four meetings. The Audit Committee met twice and the Compensation Committee met three times. Each Director attended 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such Director served.

     If, at the time of the Annual Meeting, any of the above-named nominees are unable to serve, a circumstance which is not anticipated, and if the enclosed Proxy confers discretionary authority, the persons named in the Proxy will either vote for such substitute nominees as may be designated by the Board of Directors or will vote for a reduction in the number of Directors, as determined by the Board.

ITEM 2. APPROVAL OF 1994 RESTRICTED STOCK PLAN

     The 1994 Restricted Stock Plan (the "1994 Plan") was adopted by the Company's Board of Directors on August 23, 1994 following the recommendation of the Compensation Committee of the Board of Directors, subject to approval by the shareholders at this Annual Meeting. A total of 300,000 shares of Common Stock have been reserved for issuance under the 1994 Plan.

     Vote Required
     -------------

     The affirmative vote of a majority of the votes cast on this matter at the 1995 Annual Meeting will be required to ratify the adoption of the 1994 Plan.

     Recommendation
     --------------

     The Board of Directors has unanimously approved the 1994 Plan and recommends that shareholders vote FOR the approval of such Plan.

     Description of the 1994 Restricted Stock Plan
     ---------------------------------------------

     The essential features of the 1994 Plan, as proposed to be ratified, are outlined below. The purpose of the 1994 Plan is to increase stock ownership among officers and other key employees of the Company. The Company believes that such stock ownership by its officers and key employees is important to advance the interests of the Company by enhancing the Company's ability to reward such officers and key employees for their contributions to the Company, and to create an incentive for their efforts to increase the profitability and growth of the Company. In addition, the Board of Directors believes that the 1994 Plan will provide desirable flexibility to the Company's overall compensation program.

     Terms of Restricted Stock Awards
     --------------------------------

     The terms of the 1994 Plan permit the Committee of the Board of Directors administering the 1994 Plan (the "Committee"), which is currently the Compensation Committee of the Board of Directors, to make Restricted Stock Awards ("Awards") to officers and other key employees of the Company or any subsidiaries of the Company (together, "Subsidiaries") in consideration of their performance of services. All Awards will be in consideration of past services to the Company or one of its Subsidiaries, and a recipient must have been employed by the Company or a Subsidiary for at least six months prior to the date of grant. Such Awards will be made without payment of any cash or other consideration by the participating employee at the time of an Award. However, the Awards generally are subject to the employee's continued employment throughout the requisite vesting period.

     If an employee continues to be employed by the Company following the date of grant of an Award, such Award will vest in twenty percent annual increments over the five successive 12-month periods following the Award date. Vesting of Awards occurs only as long as a participant maintains continuous status as an employee, and ceases immediately upon termination of such status. Except as provided below, if a participant ceases to be an employee of the Company prior to complete vesting of Awards previously granted, then all unvested shares are immediately forfeited. Such forfeited shares may be issued again under the 1994 Plan, subject to the limitation that grants of Awards for no more than 450,000 shares may be made by the Committee.

     In the event of the termination of employment of a participant for any reason (not including death, disability, or retirement at normal retirement age) with the Company or any Subsidiary, any shares of Common Stock awarded under the 1994 Plan but not yet vested are forfeited by the participant without payment of any consideration therefor. Unless otherwise determined by the Committee, restrictions on unvested shares will lapse upon the death, disability or retirement at normal retirement age of a participant.

     Under the terms of the 1994 Plan, no participant may receive an Award for more than 50,000 shares of restricted stock in any year.

     Administration
     --------------

     The 1994 Plan is administered by a Committee designated by the Board of Directors, currently the Compensation Committee of the Board of Directors. The Committee must be constituted in such a manner as to permit the 1994 Plan and transactions thereunder to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan. The Compensation Committee, all of whose members are "disinterested" under the terms of Rule 16b-3, is constituted in such a manner as to comply with Rule 16b-3.

     Subject to the provisions of the 1994 Plan, the designated Committee has the authority, in its discretion, to interpret the 1994 Plan and to determine the employees to whom, and the time or times at which, Restricted Stock Awards shall be granted and the number of shares of Common Stock to be subject to each such Award. All decisions, determinations and interpretations of the Committee shall be final and binding on the eligible participants.

     Term of Plan
     ------------

     The Board declared the 1994 Plan effective on August 23, 1994 subject to its ratification by the shareholders at the 1995 Annual Meeting. Unless sooner terminated, the 1994 Plan continues in effect for a term of ten years from its effective date.

     Adjustments Upon Changes in Capitalization
     ------------------------------------------

     If any change, such as a stock split or dividend, is made in the Company's capitalization which results in a change in the outstanding Common Stock of the Company, then an appropriate adjustment will be made in the number of shares which have been authorized for issuance under the 1994 Plan, and which have not yet been issued. The number of shares referenced in this description of the 1994 Plan give effect to the two-for-one stock split by way of stock dividend distributed on January 6, 1995 to stockholders of record on December 14, 1994.

     Effect on 1994 Plan of Change in Control of the Company
     -------------------------------------------------------

     In the event of a change in control of the Company (defined below), the Committee may accelerate the lapsing of restrictions on outstanding Restricted Stock; or adjust the terms of an Award in a manner determined by the Committee to reflect the change in control; or cause an Award to be assumed, or new rights substituted therefor, by another entity; or make such other changes as the Committee may consider to be equitable and in the best interests of the Company.

     A change in control is defined as the acquisition of shares of Common Stock by any person, entity or group in a transaction or series of transactions resulting in the beneficial ownership of more than 30% of the outstanding Common Stock; a merger, consolidation or sale of substantially all the assets of the Company; a contested election of directors of the Company resulting in a majority of the nominees recommended by the Board of Directors of the Company not being elected; a change in composition within a 60-day period of a majority of the Company's Board of Directors; or any other event which results in a change in voting power sufficient to elect a majority of the Board.

     Amendment and Termination of the 1994 Plan
     ------------------------------------------

     The Board of Directors may at any time amend, alter, suspend or discontinue the 1994 Plan, but no amendment, alteration, suspension or discontinuation can be made which would impair the rights of any participant under any grant previously made, without his or her consent. In addition, to the extent required to comply with Rule 16b-3 (or any other applicable law or regulation), the Company will obtain shareholder approval of any 1994 Plan amendment in such a manner and to such a degree as is required.

     Tax Information
     ---------------

     The following is a summary of the federal income tax considerations to a participant under the 1994 Plan. This summary is intended to be for general information only, and does not purport to address all federal income tax considerations that may be relevant to particular participants (such as foreign persons), or the tax consequences of a death. In addition, the discussion does not address any state, local or foreign tax considerations.

     The federal income tax treatment to a participant who receives an Award will depend on whether or not he or she timely files an election under Section 83(b) of the Internal Revenue Code (the "Code"). If such an election is timely filed, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at the time of the Award. If the election is not timely filed, the participant will recognize ordinary income at the time the shares vest in an amount equal to the fair market value of the shares at that time. The ordinary income so recognized by a participant will be treated as wages for tax purposes and will be subject to federal and state withholding tax.

     Upon any resale of the shares, the participant will recognize capital gain or loss equal to the difference (if any) between the sale price and his or her tax basis in such shares. Such gain or loss (except upon forfeiture if an election under Section 83(b) is filed) will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The current maximum federal rate of tax on net capital gain (excess of net long-term capital gain over net short-term capital loss) is 28%.

     Subject to certain limits on the deductibility of employee remuneration under Section 162(m) of the Code, the Company is generally entitled to a tax deduction in the amount that the participant recognizes as ordinary income with respect to the Shares acquired under the 1994 Plan. The 1994 Plan has been structured so that Awards granted will not be subject to the limits on performance-based compensation contained in Section 162(m).

     New Plan Benefits
     -----------------

     The benefits or amounts that will be received by or allocated to the executive officers and other key employees of the Company under the 1994 Plan are not determinable at this time, because such benefits or amounts depend upon certain unknown factors, including compensation decisions to be made in the future, future market value of the Common Stock, and whether a participant continues to be employed as an officer or as an employee for the requisite vesting periods.

ITEM 3. SELECTION OF AN AUDITOR.

     It is proposed that the stockholders select an independent auditor for the Corporation for the current fiscal year, which ends December 31, 1995. The persons named in the Proxy intend to vote in favor of selecting

Coopers & Lybrand L.L.P. unless otherwise directed in the Proxy. The firm became auditors for the Corporation in 1974.

     Although the Corporation is not required to submit the selection of its auditor to a vote of stockholders, the Board of Directors of the Corporation believes it is sound policy and in the best interests of the stockholders to do so. In the event a majority of the votes cast are against the selection of Coopers & Lybrand L.L.P., the Board will consider the vote and the reasons therefor in future recommendations on the selection of an auditor for the Corporation.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the stockholders' meeting with the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions from stockholders who are present at the meeting.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides summary information concerning compensation paid or accrued by the Company to, or on behalf of, the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined as of December 31, 1994) for the fiscal years ended December 31, 1992, 1993 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM COMPENSATION
                                                                            AWARDS
                                                                  --------------------------
                                                                  RESTRICTED    SECURITIES        ALL OTHER
                                          ANNUAL COMPENSATION       STOCK       UNDERLYING     COMPENSATION(3)
           NAME AND                     -----------------------     AWARDS     OPTIONS/SARS    ----------------
      PRINCIPAL POSITION         YEAR   SALARY($)     BONUS($)     ($) (1)      (SHARES)(2)          ($)
-------------------------------  -----  ----------   ----------   ----------   -------------   ----------------
Arthur L. Goldstein............  1994     296,250       80,000                    100,000            3,000
  Chairman of the Board,         1993     282,500            0                    100,000            3,233
  President and Chief            1992     275,000      140,000                          0            2,042
  Executive Officer
Kachig Kachadurian.............  1994     201,250       63,000                     60,000            3,931
  Executive                      1993     190,000            0                     45,000            3,262
  Vice President                 1992     185,000       85,000                          0            2,050
William E. Katz................  1994     199,250       63,000                     30,000                0
  Executive                      1993     190,000            0                     45,000                0
  Vice President                 1992     185,000       85,000                          0                0
Theodore G. Papastavros........  1994     143,000       25,000                     20,000              941
  Vice President,                1993     136,250            0                     20,000              393
  Strategic Planning             1992     132,500       45,000                          0              267
  and Treasurer
Stephen Korn...................  1994     143,000       20,000                     20,000              469
  Vice President, General        1993     136,250            0                     14,000              157
  Counsel and Clerk              1992     132,500       35,000                          0              107

[FN]
---------------

(1) The Compensation Committee will determine at a Meeting to be held on May 4, 1995 the amount of restricted stock grants to be made to executive officers for 1994 under the Corporation's 1994 Restricted Stock Plan. Any such grants will be conditional upon the approval by the stockholders of the 1994 Restricted Stock Plan. See Agenda Item 2. No awards have yet been made under the Plan, and no other restricted stock awards have been made by the Company.

(2) See Note 2 to table included under "Stock Option Grants."

(3) Company matching contributions to officer's account in Ionics Section 401(k) Plan, available to all employees after an eligibility period. Employees may elect to contribute to the Plan from 1% to 12% of the amount that they would otherwise receive as cash compensation, and the contributed amounts, subject to certain limitations, are not subject to current federal income taxes. Amounts contributed to the Plan are invested at the direction of the employee in shares of the Company's Common Stock or in shares of one or more of four mutual funds. The Company contributes to the Plan, for the individual accounts of the participants in the Plan, an amount equal to 50% of the amount each participant has elected to invest, up to 6% of compensation, in Common Stock of the Company. Matching amounts are invested entirely in the Company's Common Stock. The contributions by the Company for any one calendar year cannot exceed an aggregate maximum amount fixed from time to time by the Board of Directors.

STOCK OPTION GRANTS

        The following table provides information concerning the grant of stock options (also reported in the Summary Compensation Table) under the Company's 1979 Stock Option Plan during the fiscal year ended December 31, 1994, to the named executive officers.


                                        OPTION/SAR GRANTS IN 1994(1)

                                                                                                POTENTIAL
                                                                                             REALIZABLE VALUE
                                                                                                AT ASSUMED
                                                   PERCENTAGE OF                               ANNUAL RATES
                                                       TOTAL                                  OF STOCK PRICE
                                NUMBER OF           OPTIONS/SARS                             APPRECIATION FOR
                          SECURITIES UNDERLYING      GRANTED TO     EXERCISE                   OPTION TERM(3)
                         OPTIONS/SARS GRANTED(2)     EMPLOYEES       PRICE    EXPIRATION   --------------------
          NAME           (SHARES OF COMMON STOCK)  IN FISCAL 1994  ($/SHARE)     DATE        5%($)     10%($)
          ----           ------------------------  -------------- ----------  ----------   ---------  ---------
Arthur L. Goldstein......          100,000              15.8%        24.31     10/3/2004   1,529,000  3,874,786
Kachig Kachadurian.......           60,000               9.5%        24.31     10/3/2004     917,400  2,324,872
William E. Katz..........           30,000               4.8%        24.31     10/3/2004     458,700  1,162,436
Theodore G.
  Papastavros............           20,000               3.2%        24.31     10/3/2004     305,800    774,957
Stephen Korn.............           20,000               3.2%        24.31     10/3/2004     305,800    774,957

---------------
(1) The Company has issued no SARs (stock appreciation rights).

(2) All options were granted under the Company's 1979 Stock Option Plan, and each option is exercisable for one share of Common Stock, which may be purchased upon exercise with either cash or Common Stock. The options have a duration of ten years and one day, and are immediately exercisable, subject to the Company's right to repurchase a decreasing proportion of any shares purchased upon exercise during the first five years from the date of grant in the event the employee leaves the Company or desires to sell the shares.  Such repurchase rights in the Company terminate in the event of a merger, consolidation or sale of all the assets by the Company, or in the event another entity, person or group acquires 30% or more of the outstanding voting shares of the Company. Options may not be transferred by an option holder (other than by the laws of descent or distribution), may be exercised only while the holder is an employee of the


    Company or a subsidiary, or within 30 days after termination of employment, or by the holder's estate for a period of 90 days after his death.

(3) The potential realizable dollar value of a grant is the product of (a) the difference between: (i) the product of the per-share market price on the date of grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option); and (ii) the per-share exercise price of the option; and (b) the number of shares underlying the grant at fiscal year-end.

STOCK OPTION EXERCISES

     The following table provides information, with respect to the executive officers listed in the Summary Compensation Table, concerning the exercise of options during, and holdings of unexercised options at the end of, 1994.


                                        AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1994
                                           AND FISCAL YEAR-END OPTION/SAR VALUES (1)

                                            (I)            (II)             (III)                  (IV)
                                                                          NUMBER OF
                                                                         SECURITIES        VALUE OF UNEXERCISED
                                           SHARES                        UNDERLYING           IN-THE-MONEY
                                        ACQUIRED ON       VALUE          UNEXERCISED          OPTIONS/SARS AT
                                          EXERCISE     REALIZED(2)     OPTIONS/SARS AT      FISCAL YEAR-END(2)
     NAME                                    #             ($)         FISCAL YEAR-END              ($)
     ----                               -----------    -----------     ---------------     --------------------

Arthur L. Goldstein...................     12,000         259,500           302,000              3,551,500
Kachig Kachadurian....................     14,000         303,000           183,500              2,351,375
William E. Katz.......................     17,250         402,984           133,126              1,679,707
Theodore G. Papastavros...............          0           --               77,500              1,089,500
Stephen Korn..........................      2,000          32,125            42,800                418,200

---------------

(1) All options were granted under the Company's 1979 Stock Option Plan and are currently exercisable, subject to certain repurchase rights in the Corporation. See Note 2 to the preceding table. The Company has issued no SARs (stock appreciation rights).

(2) Calculated as the difference between the closing price of the Company's Common Stock, as reported on the date of option exercise, and the exercise price of the option(s) (Column II), and as the difference between the closing price of the
    Company's Common Stock, as reported on December 30, 1994, and the exercise price of the option(s) (Column IV).

PENSION PLAN

     Employees based in Watertown, Massachusetts; Phoenix, Arizona; Campbell, California; and Bellevue, Washington may at their election participate in the Company's defined benefit retirement plan ("Retirement Plan") after attaining age 21 and completing one year of service. No benefits vest under the Retirement Plan until an employee has five years of participation, at which time the employee becomes 100% vested. An employee must contribute at least 1% of base salary in order to accrue benefits under the Retirement Plan. The benefits payable upon retirement vary with the years of service and level of compensation while participating in the Retirement Plan. Upon retirement, officers also receive the total of their own contributions to the Retirement Plan plus the earnings thereon. The following table shows the estimated annual Company-provided pension benefits payable to an officer at normal retirement age (age
65) in the Retirement Plan.

                               PENSION PLAN TABLE
                           (ESTIMATED ANNUAL BENEFITS
                         FOR YEARS OF CREDITED SERVICE
                                 INDICATED (1))

                                                              YEARS OF SERVICE
BASE SALARY AT                             -------------------------------------------------------
RETIREMENT DATE                              15          20          25          30          35
---------------                            -------     -------     -------     -------     -------
  $ 50,000...............................  $ 6,280     $ 7,882     $ 9,485     $11,087     $12,689
    75,000...............................    9,643      12,170      14,697      17,224      19,751
   100,000...............................   13,006      16,458      19,910      23,362      26,813
   125,000...............................   16,369      20,746      25,122      29,499      33,876
   150,000...............................   19,732      25,033      30,335      35,636      40,938
   175,000...............................   22,782      29,008      35,235      41,461      47,688
   200,000...............................   25,832      32,984      40,135      47,286      54,437
   225,000...............................   28,883      36,959      45,035      53,111      61,187
   250,000...............................   31,933      40,934      49,935      58,936      67,937

---------------

(1) Effective January 1, 1994, no more than $150,000 of cash compensation may be taken into account in calculating contributions under the Retirement Plan.  In 1993, the cash compensation limit was $235,840.

     Under the terms of the Retirement Plan, only the amount shown as "Salary" in the Summary Compensation Table is covered under "Base Salary" above. The fixed monthly retirement benefit of an officer retiring at normal retirement age (assuming payment is made on a life annuity basis) is determined by the following formula: (i) for years prior to January 1, 1986 -- one half of one percent of the first $550 of base monthly salary as of January 1, 1985, plus one and one-quarter percent (1.25%) of the balance of base monthly salary as of that date, that sum being multiplied by the number of prior years of service; plus
(ii) for each year after December 31, 1985 through December 31, 1988 -- one half of one percent (0.5%) of the first $550 of base monthly salary as of January 1st of such year plus one and one-quarter percent (1.25%) of the balance of base monthly salary; plus (iii) for each year after December 31, 1988 -- one and one-quarter percent (1.25%) of base monthly salary as of January 1st of that year. Fixed retirement benefits are not subject to deduction for Social Security benefits or other benefits received by officers.

     Executive officers named in the Summary Compensation Table have been credited with the following years of service, and would receive the following estimated annual benefit at normal retirement age (65): Mr. Goldstein, 34.6 years, $85,447; Mr. Kachadurian, 14 years, $54,988; Mr. Katz, 45.4 years, $53,600; Mr. Papastavros, 38.2 years, $47,373; and Mr. Korn, 5.3 years, $35,897.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors appoints each year from among its members a Compensation Committee (the "Committee"). The Committee, which currently consists of seven non-employee directors (all of whom are "disinterested persons" under Rule 16b-3 of the Securities Exchange Act of 1934), is responsible for reviewing and establishing the compensation of the executive officers of the Company, and for authorizing grants under the Company's 1979 Stock Option Plan and 1994 Restricted Stock Plan. The Committee has furnished this report concerning compensation of executive officers for the fiscal year ended December 31, 1994.

     The compensation program for executive officers involves consideration of cash compensation, the granting of options to acquire the Company's Common Stock, and the granting of restricted stock under the recently adopted 1994 Restricted Stock Plan.

     Cash Compensation

     Cash compensation of executive officers is structured to include base salary and, based on the achievement of performance objectives, a cash bonus. The Company's objective is to pay a fair and competitive base salary to all employees and to keep the growth of salary levels at or near the rate of inflation. The Company determines the competitiveness of its base salary levels in relation to other companies engaged in its industry, represented by those in the "peer group" Index set forth in this Proxy Statement, or similar industries. The Committee believes that the base salary paid to the Company's executive officers falls within the median of the range of compensation paid by the "peer group" companies. Salary levels for executive officers are usually established in the early part of the fiscal year for that fiscal year (or, at management's discretion, for implementation at mid-year).

     The policy of the Company is to pay cash bonuses based upon the achievement of specified corporate, business unit and individual performance objectives. The cash bonuses listed in the Summary Compensation Table earned by executive officers in 1992 and 1994, as well as by other senior officers, were earned under the Company's Managerial Bonus Program. No cash bonuses were earned in 1993. The Managerial Bonus Program considers both quantitative and qualitative performance. Quantitative performance focuses upon two measurements: earnings before interest and taxes (EBIT) achieved by the business unit(s) for which the executive officer has major responsibility or involvement, and EBIT return on the average capital employed by such business unit(s) during the year. Qualitative performance focuses primarily on the degree to which the officer has participated in and contributed to the achievement of specified individual, divisional, departmental or corporate non-financial objectives. With the adoption of the 1994 Restricted Stock Plan (see Agenda Item 2), the Committee may, after consideration of management's recommendations, utilize restricted stock to fill a portion of any cash award that might be payable under the Managerial Bonus Program, or may otherwise make discretionary restricted stock awards.

     Budgeted amounts for EBIT and EBIT return on average capital employed are established for each business unit early in each fiscal year. At the same time, a corresponding cash bonus target is established for each executive officer based upon the budgets of the business unit(s) for which the officer has major managerial responsibility or involvement. The cash bonus actually awarded, determined early in the next fiscal year by the Committee, depends upon the extent to which the actual performance of the business unit(s) for which the officer has responsibility or involvement meets or exceeds the budgeted amounts, and upon the degree of success in achieving the qualitative objectives.

     The Committee may make discretionary bonus awards in appropriate circumstances under which an executive officer might merit a bonus based on other considerations.

     The base salary of Mr. Goldstein, the Company's Chief Executive Officer (and the base salary of the other corporate executive officers) was established by the Committee in May 1994, and reflected a 4.3% increase, consistent with the Committee's salary policy. This increase was implemented as of July 1, 1994.

     Based on the Company's record performance in 1994, and in consideration of such performance in the context of the Company's Managerial Bonus Program discussed above, the Compensation Committee awarded cash bonuses to Mr. Goldstein and other executive officers and key employees on February 16, 1995. Mr. Goldstein was awarded a cash bonus of $80,000. The Committee also intends to issue restricted stock awards to Mr. Goldstein and to such other executive officers and key employees at a meeting scheduled in May, provided that the 1994 Restricted Stock Plan is approved by the stockholders at the 1995 Annual Meeting. The number of shares of restricted stock to be awarded will be determined by the Committee at its May meeting.

     Stock Options

     The Committee believes that stock options are an appropriate mechanism to provide senior management with a long-term incentive to strive for the continued growth and success of the Company. The Company's stock option policy, established by the Committee, is to recognize employee leadership and significant contribution to the Corporation, regardless of the employee's level. The Committee also believes that ownership of the Company's stock by management promotes the enhancement of shareholder value by creating a greater communality of interest among shareholders and management. For these reasons, the Committee has used in the past, and expects to use in the future, the Company's 1979 Stock Option Plan as an element of its executive compensation program. The size of stock option grants is based upon evaluation of a recipient's performance, salary level and number of options held as a result of prior grants. On October 3, 1994, the Compensation Committee awarded Mr. Goldstein a stock option grant of 100,000 shares (post-split) based upon a qualitative assessment of his performance since the last stock option grant to him in 1993, including factors such as growth in the Company's revenues and profitability, success in achieving annual qualitative goals, and success in negotiating and completing a major acquisition.

     Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code enacted in 1993, generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company's chief executive officer and four other most highly compensated executive officers. Certain types of performance-based compensation, such as that available under the Company's 1979 Stock Option Plan and 1994 Restricted Stock Plan, will not be subject to the deduction limit if certain requirements set forth in Section 162(m) are met. The Company believes that its compensation awards to executive officers arising out of the 1979 Stock Option Plan and 1994 Restricted Stock Plan comply with the requirements of Section 162(m).

                                            Compensation Committee
                                                 Lawrence E. Fouraker (Chairman)
                                                 William L. Brown
                                                 Arnaud de Vitry d'Avaucourt
                                                 Samuel A. Goldblith
                                                 John J. Shields
                                                 Mark S. Wrighton
                                                 Allen S. Wyett

FIVE-YEAR SHAREHOLDER RETURNS COMPARISON

     The Securities and Exchange Commission (SEC) requires that the Company include in this proxy statement a line-graph presentation comparing cumulative five-year return to the Company's shareholders (based on appreciation of the market price of the Company's Common Stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company's Common Stock price in the five year period from December 31, 1989 to December 31, 1994, to the S&P 500 Stock Index and to a "peer group" index over the same period. The "peer group" index consists of the common stock of Calgon Carbon Corporation, Osmonics, Inc., Pall Corporation and United States Filter Corporation. These corporations are involved in various aspects of the water treatment or liquids separations businesses. The presentation assumes that the value of an investment in each of the Company's Common Stock, the S&P 500 Index, and the peer group index was $100 on December 31, 1989, and that any cash dividends paid by any constituent company (none have been paid by the Company) were reinvested in the same security.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
   AMONG IONICS, S&P 500 INDEX AND "PEER GROUP" INDEX OF COMPARABLE COMPANIES

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)            IONICS, INC.       S&P 500       PEER GROUP
1989                                    100.00          100.00          100.00
1990                                    118.75           96.89          103.18
1991                                    187.50          126.28          152.90
1992                                    282.81          135.88          148.47
1993                                    206.77          149.52          133.06
1994                                    261.46          151.55          131.72

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company receives an annual retainer of $8,000, plus a fee of $1,000 for each regular board meeting attended. In addition, under the Company's 1986 Stock Option Plan for Non-Employee Directors ("1986 Plan"), each person who is not an employee of the Company or any of its subsidiaries and who is elected a Director of the Company is entitled to receive an option for 1,000 shares of Common Stock upon his initial election, an option to acquire 1,000 additional shares immediately upon completion of each of his next four successive years in office, and an option to acquire 500 additional shares immediately upon completion of each of his next five successive years in office. Thus, under the 1986 Plan, a Director is entitled to receive options for a maximum of 7,500 shares of Common Stock. Options granted under the 1986 Plan have an exercise price equal to the market price on the date of grant, do not become exercisable until the expiration of six months from the date of grant, and thereafter may be exercised only during certain "window" periods. Options granted under the 1986 Plan expire ten years after the date of grant, and terminate 30 days after the holder ceases to be a Director, or 90 days following a Director's death.

                             STOCKHOLDER PROPOSALS

     The Corporation's 1996 Annual Meeting is presently expected to be held on May 3, 1996. Proposals of stockholders intended to be presented at the 1996 Annual Meeting must be received no later than November 25, 1995, for inclusion in the Corporation's proxy statement and proxy for that meeting, except that if the date of the 1996 Annual Meeting is changed by more than 30 calendar days from the presently expected date, the Corporation must receive such proposal within a reasonable time before the Board of Directors makes it proxy solicitation.

                                OTHER MATTERS

     As of this time, the Board of Directors knows of no other matters to be brought before the meeting. However, if other matters properly come before the meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed Proxy, the persons named in the Proxy will vote the Proxy in accordance with their best judgment as to such matters.

                                            By Order of the Board of Directors



                                            STEPHEN KORN, Clerk

Watertown, Massachusetts
March 30, 1995

                             Ionics, Incorporated
                             --------------------

                          1994 Restricted Stock Plan
                          --------------------------

                           Adopted August 23, 1994


1.      Purpose.
        --------

        The purpose of this Restricted Stock Plan (the "Plan") is to attract, motivate, and retain outstanding individuals as employees of Ionics, Incorporated (the "Corporation") and its Subsidiaries, as hereinafter defined, to align their future interests with those of the Corporation's stockholders, and to reward appropriately those who make substantial contributions to the success and welfare of the Corporation.

2.      Stock Subject to the Plan.
        --------------------------

        The stock that may be granted under the Plan ("Restricted Stock") shall be the Common Stock, $1.00 par value, of the Corporation. The maximum total number of shares of such stock that may be issued under the Plan shall be 150,000 shares (except as such amount may be adjusted in accordance with the provisions of Section 9 hereof). Such shares may be either unissued shares or treasury shares. No participant in the Plan may be awarded more than 25,000 shares of Restricted Stock under the Plan in any calendar year.

        If previously awarded shares are forfeited to the Corporation by reason of termination of employment during the applicable Restriction Period, or for any other reason, such shares may again be awarded under the Plan, provided that no more than 75,000 of such shares are so awarded again. In the event the Corporation acquires or merges or consolidates with another company, Common Stock issuable under the Plan as a result of the Corporation's assumption of outstanding awards from such other company or the substitution of grants under the Plan for outstanding awards of such other company shall not reduce the shares available for grant under the Plan.

3.      Eligibility and Participation.
        ------------------------------

        Individuals eligible to receive grants of Restricted Stock, as hereinafter defined, under the Plan shall be those employees of the Corporation and its Subsidiaries selected from time to time by the Plan's administrative committee, provided, however, that each grant recipient must have been employed by the Corporation or a Subsidiary for a period of at least six months immediately preceding the date of grant. No person who is not an officer or salaried employee of the Corporation or a Subsidiary shall be eligible to receive a grant under the Plan. Grants made under the Plan in any year shall neither preclude nor require selection of a grantee to receive future grants or require that the grantee receive the same type or amount of award as at any other time, or as may be received by any other grant recipient at any time. Neither the Plan nor any action taken under the Plan shall be construed as giving any grantee the right to be retained in the employ of the Corporation or a Subsidiary.

4.      Administration of the Plan.
        ---------------------------

        The Plan shall be administratered by a Committee (the "Committee") appointed by, and to serve at the pleasure of, the Board of Directors of the Corporation and consisting of three or more directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or any successor provision, as applicable to the Corporation at the time. Until the Board of Directors shall otherwise determine, that Committee shall be the Compensation Committee of the Board of Directors. Subject to the express provisions hereof, the Committee shall have sole and complete authority to make grants of Restricted Stock. Such authority shall include, but not be limited to, selecting individuals to receive grants under the Plan, determining the number of shares of Common Stock (subject to the limitations in Section 2 hereof) to be awarded to each grant recipient under the plan and the terms and conditions under which such grants shall be made, and determining the duration and terms of each Restriction Period.

        The Committee also shall have authority to adopt rules and regulations for carrying out the Plan and to interpret, construe, implement, and otherwise administer the provisions of the Plan. Decisions of the Committee shall be final. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present (or acts approved in writing by a majority of the Committee) shall be the acts of the Committee. The Committee shall keep minutes of its proceedings and from time to time make such reports to the Board of Directors as the Board shall direct.


5.      Effective Date.
        ---------------

        The Effective Date of the Plan shall be the date upon which the Plan is adopted by the Board of Directors of the Corporation. The Plan shall terminate if it is not approved within twelve months after the Effective Date by vote of the holders of a majority of the stock of the Corporation present in person or by proxy and entitled to vote at a special or annual meeting of the stockholders of the Corporation.

6.      Terms and Conditions of Grants.
        -------------------------------

        6.1 Grants under the Plan shall consist of Restricted Stock, which shall be shares of Common Stock of the Corporation transferred to grant recipients in furtherance of the purposes of the Plan without, unless otherwise provided, other payment and subject to the restrictions referred to in this
Section 6. All shares of Restricted Stock granted under the Plan shall be so granted for, and in consideration of, past services rendered to the Corporation or a Subsidiary and shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Agreement referred to in Section 6.1(d) hereof.

    (a) At the time of a grant of shares of Restricted Stock, the Committee shall establish for all such shares received by a grantee (or, if it is the intent that the total of such shares shall be divided into separate parts, for each part of such total) a period of time (the "Restriction Period") commencing with the date of the grant of such shares during which time the shares may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as herein provided. Different Restriction Periods may be fixed for different parts of the shares that are being granted to a recipient, and the Restriction Period for one grant may differ from the Restriction Period for other grants. Unless otherwise determined by the Committee, the Restriction Period will be five (5) years, so that twenty percent (20%) of the shares constituting a particular grant shall become free of restrictions on each of the first five anniversary dates from the date of grant. Except for such restrictions, unless otherwise determined by the Committee, the grant recipient as owner of such Restricted Stock shall have all the rights of a stockholder, including but not limited to the right to receive any dividends paid on such Restricted Stock and the right to vote such Restricted Stock. Unless otherwise determined by the Committee, the restrictions shall terminate upon the earliest to occur of the expiration of the Restriction Period or the grantee's death, disability, or retirement at normal retirement age, or in any other circumstances determined by the Committee at the time of the grant or at any time thereafter.

    (b) If a grant recipient ceases to be an employee of the Corporation or a Subsidiary, all shares of Restricted Stock theretofore granted to him as to which the restrictions imposed under this Section 6 have not terminated or do not thereby terminate shall, except as provided in Section 7 hereof, upon such cessation of employment be forfeited and returned to the Corporation unless the Committee, in its discretion, otherwise determines.

    (c) Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the grantee and deposited by him, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:
        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in a Plan and an Agreement between the registered owner and Ionics, Incorporated. A copy of such Plan and Agreement will be furnished to the holder of this certificate upon written request and without charge."

        (d) The grant recipient shall enter into an Agreement with the Corporation, in a form no inconsistent with the Plan, agreeing to the terms and conditions of the grant and such other matters as the Committee shall in its sole discretion determine. The Agreement may be amended by the Committee at any time to modify the Restriction Period with respect to any shares of Restricted Stock the restrictions on which have not then lapsed or in any other respect; provided that, except as provided in Section 12, no amendment shall adversely affect the terms and conditions of an outstanding grant without the written consent of the grant recipient.

        (e)    Upon the termination of the restrictions imposed under this
        Section 6, the Corporation shall return to the grantee ( or his legal representative, beneficiary, or heir) certificates, without a legend, for the shares of Common Stock deposited with it pursuant to subsection
        (c) hereof.

        6.2 The Corporation or a Subsidiary, as the case may be, shall have the right to deduct from amounts payable to the grantee, or to require the grantee to pay, any taxes required by law to be withheld with respect to such Restricted Stock. In the Committee's discretion such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the grant creating the tax obligation, valued at their fair market value on the date of delivery.

        6.3 No rights or interests of a grant recipient under the Plan may be assigned, encumbered, or transferred except by will or the laws of descent and distribution.

7.      Change in Control.
        ------------------

        In order to preserve the rights of a grant recipient in the event of a merger or consolidation of the Corporation with another corporation or of a Change in Control of the Corporation, the Committee may in its discretion include in the grant Agreement or in any amendment thereto (subject to the provisions of Section 6.1(d): (i) permitting restrictions on Restricted Stock to lapse, in whole or in part, immediately prior to such event; (ii) adjusting the terms of a grant in a manner determined by the Committee to reflect the Change in Control; (iii) causing a grant to be assumed, or new rights substituted therefor, by another entity; and/or (iv) making such other provision as the Committee may consider equitable and in the best interests of the Corporation. After a Change in Control of the Corporation, the Corporation shall pay all reasonable legal fees, costs, and other expenses incurred by any grantee in enforcing rights under this Plan or the grant Agreement.

        A "Change in Control" shall be deemed to have occurred if (a) any entity, person or Group (other than the Company or a subsidiary) acquires shares of Common Stock in a transaction or in a series of transactions that result in such entity, person or Group directly or indirectly owning beneficially more than thirty percent (30%) of the outstanding shares of Common Stock; (b) there is a merger, consolidation or sale of all or substantially all of the assets of the Company; (c) there is a contested election of directors of the Company which results in a majority of the members of the Board recommended by the Company not being elected; (d) there is a change in composition within a sixty (60) day period of a majority of the Company's Board of Directors;
or (e) there is any other event which results in a change in voting power sufficient to elect a majority of the Board.

        A "Group" shall consist of two or more persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of voting securities of the Company.

8.      Securities and Other Laws.
        --------------------------

        In any case where in the opinion of the Committee, the issue and/or delivery of shares of Common Stock under the Plan would violate requirements of Federal or state securities or other laws, or the requirements of any exchange on which the securities are listed, the Corporation shall be entitled to postpone such issue and/or delivery until such requirements have been met. The Committee may require representations and agreements from any grant recipient in order to ensure compliance with Federal or state securities or other laws.

9.     Adjustment in Number of Shares.
       -------------------------------

        In the event that there are any changes in the outstanding Common Stock of the Corporation by reason of stock dividends, stock splits, or recapitalizations (whether by way of mergers, consolidations, combinations, or exchanges or shares or the like) the aggregate number and kind of shares available under the Plan shall be appropriately adjusted by the Committee, if necessary, to reflect equitably such change or changes. Any shares of stock or other securities received by a grant recipient with respect to shares still subject to the restrictions imposed by Section 6 will be subject to the same restrictions and shall be deposited with the Corporation in accordance with
Section 6.

10.     Notice of Election Under Section 83(b).
        ---------------------------------------

        Each grant recipient making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder, will provide a copy thereof to the Corporation within thirty days of the filing of such election with the Internal Revenue Service and the Agreement referred to in Section 6 shall so provide.

11.     Term of Plan.
        -------------

        Unless sooner terminated the Plan shall terminate ten years from the Effective Date and no Restricted Stock shall be granted thereafter.

12.     Amendments and Termination.
        ---------------------------

        The Plan or any portion hereof may be amended at any time and from time to time or terminated by the Board of Directors, subject to such approval of the stockholders as the Board of Directors shall deem necessary or advisable. No amendment or termination shall adversely affect the terms and conditions of outstanding grants without the written consent of the grantee, except that the Plan and any Agreement may be amended without the consent of any grant recipient in order to conform to restrictions or limitations imposed by securities or tax laws or regulations, or any other laws or regulations deemed by the Corporation to be binding upon it.

13.     Miscellaneous.
        --------------

        13.1 TRANSFER OF EMPLOYMENT. The transfer of employment of an employee from the Corporation to a Subsidiary or from a Subsidiary to the Corporation or to another Subsidiary shall not constitute a termination of employment for the purposes of the Plan.

        13.2 DEFINITION OF SUBSIDIARY. For all purposes of the Plan, the term "Subsidiary" means any corporation of which the Corporation owns or controls more than 50% of the outstanding shares of capital stock entitled ordinarily (rather than in some contingency) to vote for the election of directors (counting shares owned or controlled by a Subsidiary within this definition as being owned or controlled by the Corporation).

                             IONICS, INCORPORATED
                  65 Grove Street, Watertown, Massachusetts
                     Proxy for Annual Meeting May 4, 1995

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints ARTHUR L. GOLDSTEIN and STEPHEN KORN, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes both of them, or any one if only one be present, to represent and to vote, as designated below, all the shares of the Common Stock of Ionics, Incorporated held of record by the undersigned or with respect to which the undersigned is entitled to vote or act, at the Annual Meeting of Stockholders to be held on May 4, 1995 or any adjournment thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3 with discretionary authority to vote upon such other matters as may properly come before the meeting. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors recommendation, just sign and date on the reverse side. You need not mark any boxes.

--------------------------------------------------------------------------------
 PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

Please sign this Proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduclaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his of her title.

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

____________________________________     _____________________________________

____________________________________     _____________________________________

____________________________________     _____________________________________

/ X /  PLEASE MARK VOTES
       AS IN THIS EXAMPLE                                        FOR ALL
                                           FOR      WITHHELD      EXCEPT
  1.)  Election of all four Class III     /   /      /   /        /   /
       Directors listed below.

             William L. Brown, Robert B. Luick, John J. Shields
                            and Allen S. Wyatt

       Instructions: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the name of the nominee(s) in the list above.


           RECORD DATE SHARES:
--------------------------------------------------------------------------------



                                 REGISTRATION



--------------------------------------------------------------------------------

                                                    ---------------------------
Please be sure to sign and date this Proxy.         Date
--------------------------------------------------------------------------------



------------Shareholder sign here---------------------Co-owner sign here-------




                                                FOR      AGAINST      ABSTAIN
2.)  Proposal to approve 1994 Restricted       /   /      /   /        /   /
     Stock Plan.
                                                FOR      AGAINST      ABSTAIN
3.)  Selection of Coopers & Lybrand            /   /      /   /        /   /
     as auditors.

4.) To consider and act upon such other matters as may properly come before the meeting.



Mark box at right if comments or address changes have   /   /
been noted on the reverse side.

--------------------------------------------------------------------------------
DETACH CARD                                                          DETACH CARD


                             IONICS, INCORPORATED

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Card. The matters to be voted upon are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares are to be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 4, 1995.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


IONICS, INCORPORATED